EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-25315 and 333-25319) of Gentle Dental Service Corporation of our report dated February 6, 1998, except for Note 5 which is as of February 28, 1998, relating to the balance sheet of Dedicated Dental Systems, Inc. as of December 31, 1997 and the related statements of income and retained earnings and cash flows for the year ended December 31, 1997, and of our report dated February 6, 1998, except for Note 5 which is as of February 28, 1998, relating to the combined balance sheets of California Dental Practice Management Company and Related Dental Offices as of December 31, 1996 and 1997, and related combined statements of operations, changes in capital and cash flows for the years ended December 31, 1996 and 1997, which reports appear in this Current Report on Form 8-K/A Amendment No. 1 of Gentle Dental Service Corporation.



PricewaterhouseCoopers LLP

Portland, Oregon
October 13, 1998